SCHEDULE A
                             Underwriting Agreement
                       between Nationwide Mutual Funds and
                        Nationwide Fund Distributors LLC

                       AMENDED Effective August 28, 2007*

NAME OF FUND
------------
Nationwide Fund
Nationwide Growth Fund
Nationwide Mid Cap Growth Leaders Fund
Nationwide Bond Fund
Nationwide Tax-Free Income Fund
Nationwide Government Bond Fund
Nationwide Money Market Fund
Nationwide Large Cap Value Fund
Nationwide Small Cap Fund
Nationwide Short Duration Bond Fund
Nationwide Enhanced Income Fund
Nationwide U.S. Growth Leaders Fund
Nationwide Value Opportunities Fund
Nationwide S&P 500 Index Fund
Nationwide Small Cap Index Fund
Nationwide Mid Cap Market Index Fund
Nationwide International Index Fund
Nationwide Bond Index Fund
Nationwide Investor Destinations Aggressive Fund
Nationwide Investor Destinations Moderately Aggressive Fund
Nationwide Investor Destinations Moderate Fund
Nationwide Investor Destinations Moderately Conservative Fund
Nationwide Investor Destinations Conservative Fund
NorthPointe Small Cap Value Fund
NorthPointe Small Cap Growth Fund
Nationwide Global Technology and Communications Fund
Nationwide Global Health Sciences Fund
Nationwide Emerging Markets Fund
Nationwide International Growth Fund
Nationwide Worldwide Leaders Fund
Nationwide Global Financial Services Fund
Nationwide Global Utilities Fund
Nationwide Leaders Fund
Nationwide Micro Cap Equity Fund
Nationwide Mid Cap Growth Fund
Nationwide U.S Growth Leaders Long-Short Fund
Nationwide China Opportunities Fund
Nationwide Global Natural Resources Fund

Nationwide Optimal Allocations Fund: Growth
Nationwide Optimal Allocations Fund: Moderate Growth
Nationwide Optimal Allocations Fund: Moderate
Nationwide Optimal Allocations Fund: Specialty
Nationwide Optimal Allocations Fund: Defensive
Nationwide Small Cap Leaders Fund
Nationwide Hedged Core Equity Fund
Nationwide Small Cap Growth Opportunities Fund
Nationwide Small Cap Value Fund
Nationwide Small Cap Core Fund
Nationwide Market Neutral Fund
Nationwide Destination 2010 Fund
Nationwide Destination 2015 Fund
Nationwide Destination 2020 Fund
Nationwide Destination 2025 Fund
Nationwide Destination 2030 Fund
Nationwide Destination 2035 Fund
Nationwide Destination 2040 Fund
Nationwide Destination 2045 Fund
Nationwide Destination 2050 Fund
Nationwide Retirement Income Fund

* As most recently approved at the June 13, 2007 Board Meeting.

                                       NATIONWIDE MUTUAL FUNDS

                                       By: /s/ John Grady
                                       ---------------------
                                       Name:     John Grady
                                       Title:  President


                                       NATIONWIDE FUND DISTRIBUTORS LLC

                                       By: /s/ Gerald J. Holland
                                       ---------------------------------
                                       Name:  Gerald J. Holland
                                       Title:  SVP-COO